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                                  EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS



       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 30, 2000 with respect to the consolidated financial statements of GaSonics International Corporation included in the Form 10-K filed on December 26, 2000 and incorporated by reference in Novellus Systems, Inc.'s Form 8-K filed on June 1, 2001 and to all references to our Firm included in this registration statement.



                                                  /s/ ARTHUR ANDERSEN LLP

San Jose, California
September 25, 2001